EXHIBIT 10.53
                       THIRD AMENDMENT TO THE UCAR CARBON
                       SUPPLEMENTAL RETIREMENT INCOME PLAN



                  In accordance with Article VI, Section 2 of the UCAR Carbon

Supplemental Retirement Income Plan (the "Plan"), the Plan is hereby amended as follows:

                  1.  Article VIA of the Plan is amended to add a new

Section 9 thereto to read as follows:

                  "SECTION 9. The provisions of this Article VIA shall be effective only with respect to Participants who are offered participation in the SSP on or before May 31, 2001."


                  2.  The provisions of this Third Amendment shall be effective as of May 23, 2001.


                                   UCAR CARBON COMPANY INC.



                                   By:/s/ Karen G. Narwold
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